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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 29, 2000
                                                  -----------------


                             MICROSEMI CORPORATION
                             ---------------------
            (Exact name of Registrant as specified in its charter)



         Delaware                      0-8866                    95-2110371
         ---------                     ------                    ----------
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)



2830 South Fairview Street, Santa Ana, California                       92704
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    (Address of principal executive offices)                          (Zip code)



Registrant's telephone number, including area code  (714) 979-8220
                                                    --------------


                                Not Applicable
                                --------------
        (Former name or former address, if changed, since last report)
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Item 2.  Acquisition or Disposition of Assets

Acquisition of HBT Business from Infinesse
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(a)  On March 1, 2000, Microsemi Corporation, a Delaware corporation (the
"Registrant"), issued a news release which announced that the Registrant's newly-formed subsidiary, MicroSub Corporation, acquired from Infinesse Corporation, a California corporation ("Infinesse")all of the assets of its HBT Business Products Group effective February 29, 2000. The Registrant's news release concerning the acquisition of assets is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

     The Registrant financed the acquisition with drawings on its line of credit from Canadian Imperial Bank of Commerce, cash on hand, deferred payments and the issuance of equity.

     The Registrant's subsidiary acquired the assets, including inventory, equipment, backlog, customer data, vendor data, intellectual property, royalty agreements and teaming arrangements, and rights under confidentiality agreements, in exchange for the assumption of specified liabilities, specified property taxes, $1.5 million in cash, a $2.5 million 8.5% subordinated note payable in four quarterly installments commencing June 1, 2000, 312,500 shares of the Registrant's Common Stock that are not registered under the Securities Act of 1933 and may only be resold publicly in compliance with Rule 144 or an available exemption, a $2.5 million two-year convertible debenture with a conversion price of $15 per share of the Registrant's Common Stock (those shares will not be registered under the Securities Act of 1933 and may only be resold publicly in compliance with Rule 144 or an available exemption), and a promissory note evidencing an agreement to pay (on condition that equal amounts are received by the Registrant's subsidiary, under a specified license agreement) up to $1.7 million.

     The purchase was consummated on February 29, 2000 pursuant to an Asset Purchase Agreement dated with an effective date of February 15, 2000 executed on February 29, 2000 ("Asset Purchase Agreement") between the Registrant and Infinesse. The Asset Purchase Agreement is attached as Exhibit 2.3 hereto and incorporated herein by this reference. The assets were transferred by Infinesse to a newly-formed subsidiary of the Registrant pursuant to Exhibit B to the Asset Purchase Agreement. The Registrant agreed to various corporate governance requirements and restrictions as a shareholder of MicroSub Corporation, the subsidiary, as described in Exhibit C to the Asset Purchase Agreement.

     The asset acquisition resulted in the Registrant owning 800 shares, initially, of a subsidiary, called MicroSub Corporation, which owns all of such assets. In addition the Registrant is an unsecured creditor of the subsidiary holding indebtedness of the subsidiary equal to the amounts contributed to the subsidiary by the Registrant, including the purchase price. Infinesse owns 100 shares, initially, of MicroSub Corporation, and another 100 shares of MicroSub Corporation are, initially, reserved for options to be granted to current or future employees by MicroSub.

     As the acquired business does not constitute a significant business under Regulation S-X, the financial statements and pro forma financial information regarding the acquired business are not required to be provided.

(b) The Registrant intends to continue to operate the acquired business as a stand-alone subsidiary, operating its property, plant and equipment in Los Angeles, California.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial Statements of Business Acquired.

            Not applicable.

        (b) Unaudited Pro Forma Financial Information.

            Not applicable.

        (c) Exhibits.

             2.3 Asset Purchase Agreement dated effective as of February 15, 2000 between the Registrant and Infinesse Corporation, a California corporation, excluding the Business Sales Memorandum attached thereto as Exhibit A, but including the Form of Bill of Sale attached thereto as Exhibit B and the Memorandum of Understanding for the Formation of Newco attached thereto as Exhibit C

             99.1 News Release dated March 1, 2000 relating to the acquisition of assets from Infinesse Corporation
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MICROSEMI CORPORATION
                                                   (Registrant)


Date:  March 14, 2000                   By:/s/DAVID R. SONKSEN
                                        -----------------------------------
                                        David R. Sonksen,
                                        Vice President-Finance, Treasurer,
                                        Chief Financial Officer and Secretary
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                             MICROSEMI CORPORATION

                               INDEX TO EXHIBITS

     EXHIBIT NO.               DESCRIPTION
     ----------                -----------
      2.3 Asset Purchase Agreement dated effective as of February 15, 2000 between the Registrant and Infinesse Corporation, a California corporation, excluding the Business Sales Memorandum attached thereto as Exhibit A, but including the Form of Bill of Sale attached thereto as Exhibit B and the Memorandum of Understanding for the Formation of Newco attached thereto as Exhibit C

     99.1 News Release dated March 1, 2000 relating to the acquisition of assets from Infinesse Corporation